Exhibit 28(j)(i)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of SunAmerica Series Trust of our report dated February 27, 2018, relating to the financial statements and financial highlights of SA American Funds® Asset Allocation Portfolio (formerly American Funds Asset Allocation SAST Portfolio), SA American Funds® Global Growth Portfolio (formerly American Funds Global Growth SAST Portfolio), SA American Funds® Growth-Income Portfolio (formerly American Funds Growth-Income SAST Portfolio), SA American Funds® Growth Portfolio (formerly American Funds Growth SAST Portfolio) and SA American Funds® VCP Managed Asset Allocation Portfolio (formerly VCP Managed Asset Allocation SAST Portfolio), which appears in the SunAmerica Series Trust’s Annual Report on Form N-CSR for the year ended December 31, 2017. We also consent to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

Houston, Texas

April 19, 2018